Exhibit 99.1

Envirokare Tech, Inc. Provides an Update on Intellectual Property and Business Systems Development at LRM Industries, LLC

New York, New York – July 11, 2007 - ENVIROKARE TECH, INC. (OTCBB: ENVK)

Envirokare Tech, Inc. (OTCBB:ENVK) is pleased to provide the following update concerning intellectual property and business systems development activities at its joint venture, LRM Industries, LLC ("LRM"). Envirokare, through LRM, is developing state-of-the-art TPF ThermoPlastic Flowforming™ technology to manufacture and market large molded products from reinforced and non-reinforced thermoplastic polymers.

Intellectual Property Protection:

A significant patent, covering a new product by process technology, was issued to LRM in March 2007.  LRM has filed five additional new patents this year in the U. S. along with other appropriate foreign filings. The patent filings relate to a new process, which extends the utility and versatility of the TPF ThermoPlastic Flowforming™ process, bringing significant new value to the company.

LRM is exploring product applications that will use TPF ThermoPlastic Flowforming™ as well as the newly patented process.  Products manufactured through this process will replace many parts that are manufactured by current thermoforming and rotomolding processes. The new process also replaces certain applications that use metal and wood in their manufacture. The company believes that the patent filed for the second-generation thermoforming process has the potential to provide lower overall conversion and investment costs and further expand the company’s addressable markets, thereby contributing to our competitive advantage.

Development of Business Systems

The business systems build-out continues to keep pace with the commercialization efforts at LRM.  During 2006, we acquired, and integrated into our operations, a management operating platform (Enterprise Resource Platform, or "ERP").  The ERP platform delivers a broad range of cost effective management systems tools that permit the efficient control of operations, including materials purchasing, production, shipping and receiving.  The system is now used in day-to-day operations and is delivering the expected results in a more efficient cost effective operation.

# # #

LRM Industries, LLC was formed to commercialize TPF ThermoPlastic Flowforming™ technology through development, manufacturing and licensing.  LRM is a joint venture of NOVA Chemicals Inc. and Envirokare Composite Corporation (a unit of Envirokare Tech, Inc.).

TPF ThermoPlastic Flowforming™ is an emerging process technology for the low pressure, fully automated molding of long-fiber-reinforced ("LFRT") and nonreinforced thermoplastic large structural parts providing enhanced mechanical properties through, with respect to LFRT parts, the randomization and preservation of fiber length in molded parts.  LFRT and nonreinforced molded products represent two of the fastest growing segments of the worldwide molded plastics market, with applications replacing conventional materials such as steel, aluminum, wood, fiberglass and cement, in nearly all major industrial market segments.  The worldwide market for LFRT and nonreinforced products is estimated to be a multi-billion pound opportunity with double-digit growth rates currently and into the future.  The enhanced mechanical properties of TPF ThermoPlastic Flowforming™  molded products, coupled with low material costs (including the use of recycled polymers) and low conversion costs, make TPF ThermoPlastic Flowforming™  patented technology a strong contender for this multi-billion pound opportunity.

Envirokare welcomes inquiries regarding their products and programs.  Interested parties are also directed to the SEC's EDGAR informational system to obtain currently filed Envirokare corporate information.

# # #

This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act").  In particular, when used in the preceding discussion, the words "plan," "confident that," "anticipate," "believe," "expect," "intend to," and similar conditional expressions are intended to indemnify forward-looking statements within the meaning of the Act and are subject to the safe harbor created by the Act.  Such statements are subject to certain risks and uncertainties, and actual results could differ materially from those expressed in any forward-looking statements.  Such risks and uncertainties include, but are not limited to, market conditions, competitive factors, the ability to successfully complete additional financings, and other risks.